UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2017

Axcelis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30941	34-1818596
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

108 Cherry Hill Drive, Beverly, Massachusetts	01915
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 787-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8. Other Events

Item 8.01.  On February 17, 2017, Axcelis Technologies, Inc. (the “Company”) received a letter from Nasdaq regarding the Company’s compliance with Nasdaq Listing Rule 5605(c)(2)(A), which requires that a listed company have an Audit Committee with three members, and that such members meet certain requirements.  Following the death of Barbara J. Lundberg, two members remained on the Company’s Audit Committee, John T. Kurtzweil and Joseph P. Keithley.

On February 15, 2017, the Board of Directors of the Company appointed Joseph P. Keithley, John T. Kurtzweil and R. John Fletcher to serve as the Audit Committee of the Board of Directors, with Mr. Kurtzweil serving as Chairman of such committee, until the next annual meeting of the Board of Directors and until their respective successors are elected and qualified, or until their earlier resignation or removal.  All of these directors are Independent Directors under Nasdaq Rule 5605(a)(2).  The Board also resolved that each member of the Audit Committee:

(a)                                 met the criteria for independence set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (subject to the exceptions provided in Rule 10A-3(c) of such Act);

(b)                                 had not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and

(c)                                  was able to read and understand financial statements, including a company’s balance sheet, income statement, and cash flow statement.

In addition, the Company’s Board of Directors concluded, based upon the disclosures made by Mr. Kurtzweil, Mr. Keithley and Mr. Fletcher in the director questionnaires executed in 2017, that each such director is an “audit committee financial expert” as defined in Item 401 of Regulation S-K promulgated by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2017	Axcelis Technologies, Inc.

	By:	/s/ Lynnette C. Fallon
Lynnette C. Fallon
Executive Vice President HR/Legal and General Counsel